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                                                                EXHIBIT 24.1


                                  POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Terrell A. Lassetter Sr. as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related rule 462(b) Registration Statements and any amendment thereto.


Signature                              Title

/s/ J. Michael Heil                    Chief Executive Officer
------------------------
J. Michael Heil


/s/ Blaine Harris                      Chairman of the Board of Directors
------------------------
Blaine Harris


/s/ John Bartholomew                   Director
------------------------
John Bartholomew


                                       Director
------------------------
Chuck Coonradt


/s/ Hal Glick                          Director
------------------------
Hal Glick


/s/ Andre Peterson                     Director
------------------------
Andre Peterson


/s/ Robert E. Warfield                 Director
------------------------
Robert E. Warfield


/s/ Steven Anderson                    Chief Financial Officer
------------------------               and Principal Accounting Officer
Steven Anderson

                                       II-8